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                                                                    EXHIBIT 99.2

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                         OF EVERGREEN HEALTHCARE, INC.

                          TO BE HELD ON JULY 20, 1995

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                BOARD OF DIRECTORS OF EVERGREEN HEALTHCARE, INC.

    The undersigned appoints William G. Petty, Jr. and Keith J. Yoder, and each of them, with full power of substitution, the proxies and attorneys of the undersigned, to vote as specified herein at the Special Meeting of Shareholders (the "Special Meeting") of Evergreen Healthcare, Inc. ("Evergreen") to be held at the Park Hyatt Hotel Chicago located at 800 North Michigan Avenue, Chicago, Illinois 60611, on July 20, 1995 at 11:00 a.m., local time, and at any adjournments or postponements thereof, with all powers (other than the power to revoke the proxy or vote the proxy in a manner not authorized by the executed form of proxy) that the undersigned would have if personally present at the Special Meeting, to act in their discretion upon any other matter or matters that may properly be brought before the Special Meeting and to appear and vote all the shares of common stock of Evergreen that the undersigned may be entitled to vote. The undersigned hereby acknowledges receipt of the accompanying Joint Proxy Statement/Prospectus of GranCare, Inc. and Evergreen dated as of June 19, 1995 (the "Proxy Statement") and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Special Meeting.


                                                                    SEE REVERSE
                                                                       SIDE

[X]  Please mark your
     votes as this
     example

The Board of Directors strongly recommends a vote FOR the follwoing proposal:

1. Approval and adoption of the Agreement and Plan of Merger dated as of May 2, 1995 by and among Evergreen, GranCare, Inc., a California corporation ("GranCare"), and GW Acquisition Corp., a wholly-owned subsidiary of GranCare ("GWAC"), pursuant to which GWAC will merge with and into Evergreen, as further described in the accompanying Proxy Statement.

         / / FOR                / / AGAINST                / / ABSTAIN


                                         Dated: _________________________, 1995

                                         --------------------------------------
                                                        Signature

                                         --------------------------------------
                                                Signature if held jointly

                                         Please date and sign as name appears
                                         hereon. When signing as executor,
                                         administrator, trustee, guardian or
                                         attorney, please give full title of
                                         each. If a corporation, please sign in
                                         full corporate name by president or
                                         other authorized corporate officer. If
                                         a partnership, please sign in
                                         partnership name by authorized person.
                                         Joint owners should each sign.


              UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED
                     AS IF MARKED FOR THE PROPOSAL ABOVE.